SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.   20549



                                 FORM 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                     the Securities and Exchange Act of 1934



                               June 26, 1996
                Date of Report (Date of earliest event reported)


                    First Merchants Acceptance Corporation
            (Exact name of registrant a specified in its charter)



           Delaware                 0-24686             36-3759045
(State or other jurisdiction       (Commission         (IRS Employer
     of incorporation)             File Number)        Identification
                                                            No.)


         570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015
           (Address of principal executive offices)     (Zip Code)


                                847-948-9300
                      (Registrant s telephone number)
Item 2.  Acquisition or Disposition of Assets

On June 26, 1996, First Merchants Acceptance Corporation (the
Registrant )effected a securitization of approximately $97 million of its motor vehicle installment contract receivables (the Receivables ) by means of an institutional private placement pursuant to Rule 144A under the Securities Act of 1933, as amended. In connection with the securitization, First Merchants Auto Receivables Corporation II, a bankruptcy-remote special purpose wholly owned subsidiary of the Registrant (the Depositor ), acquired the Receivables from Registrant with proceeds received from its sale of certificates issued by First Merchants Grantor Trust 1996-2 (the Trust ).
The Trust was formed pursuant to a pooling and servicing agreement dated as of June 1, 1996 among Registrant, Depositor and Harris Trust and Savings Bank, as trustee (the Pooling and Servicing Agreement ). The Trust acquired the Receivables and certain related property from Depositor and issued to the Depositor its 6.85% Asset Backed Certificates, Class A issued in the initial aggregate principal amount of $90,413,079.89 (the Class A Certificates ) and its 6.85% Asset Backed Certificates, Class B issued in the initial aggregate principal amount of $6,805,285.58 (the Class B Certificates ). (The Class A Certificates and the Class B Certificates are together referred to as the
 Certificates .) The Class A Certificates and the Class B Certificates were issued pursuant to the Pooling and Servicing Agreement and evidence an undivided ownership interest in 93% and 7% of the Trust, respectively. The Class A Certificates were sold to institutional investors and the Class B Certificates will be retained by Depositor and are subordinated to the Class A Certificates. The assets of the Trust include the Receivables and the related security interests in the underlying motor vehicles. In addition, regular payments of principal and interest on the Class A Certificates have been guaranteed by Financial Security Assurance Inc. The obligations of the Trust to pay principal and interest under the Certificates are non-recourse to the Registrant.

Principal and interest on the Certificates is payable on the fifteenth day of each month (or if such fifteenth day is not a business day, the next succeeding business day), commencing July 15, 1996. The Final Scheduled Distribution Date for the Certificates is November 15, 2001; however, payment in full of the Class A Certificates could occur earlier than the Final Distribution Date. The Class A Certificates will be subject to redemption in whole, but not in part, on any Distribution Date on which the Servicer of the Receivables exercises its option to purchase the Receivables, which it may do on or after the date on which the outstanding principal balance of the Receivables has been reduced to 10% or less of their aggregate initial balance at the time of transfer to the Trust.

The Registrant used the estimated net proceeds of approximately $90 million from the sale of the Receivables to the Depositor for general corporate purposes, including, but not limited to, the purchase of additional motor vehicle retail installment contracts from dealers, repayment of indebtedness and general working capital purposes.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 1:     Copy of Press Release issued by First Merchants
          Acceptance Corporation on June 28, 1996.

Exhibit 2: Purchase Agreement, dated June 19, 1996, among First Merchants Acceptance Corporation, First Merchants Auto
          Receivables Corporation II and Salomon Brothers Inc.

Exhibit 3: Receivables Purchase Agreement, dated June 1, 1996 between First Merchants Acceptance Corporation and
          First Merchants Auto Receivables Corporation II.

Exhibit 4: Pooling and Servicing Agreement dated as of June 1, 1996 among First Merchants Acceptance Corporation, as servicer, First Merchants Auto Receivables Corporation II, as depositor and Harris Trust and Savings Bank, as Trustee and backup servicer.

                                  SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



FIRST MERCHANTS ACCEPTANCE
CORPORATION





 /S/ Mitchell C. Kahn
President and Chief Executive
Officer

Dated: June 26, 1996

                             EXHIBIT INDEX


                                                              Sequentially-
Exhibit                                                          Numbered
  No.                       Description                            Page

   1              Copy of Press Release issued by First
                  Merchants Acceptance Corporation on
                  June 28, 1996........................

   2              Purchase Agreement, dated June 19, 1996,
                  Among First Merchants Acceptance
                  Corporation, First Merchants Auto
                  Receivables Corporation II, and Salomon
                  Brothers Inc.........................

   3 Receivables Purchase Agreement, dated as of June 1, 1996 between First Merchants Acceptance Corporation and First Merchants
                  Auto Receivables Corporation II......

   4 Pooling and Servicing Agreement dated as of June 1, 1996 among First Merchants Acceptance Corporation, as servicer, First Merchants Auto Receivables Corporation II, as depositor and Harris Trust and Savings Bank, as Trustee and
                  Backup servicer......................